UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2007 (November 29, 2007)
King Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1684963

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material, Definitive Agreement.
     On November 30, 2007, the Board of Directors of King Pharmaceuticals, Inc. (“King”) approved an amended and restated King Pharmaceuticals, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Plan”). The Plan becomes effective on January 1, 2008. The Plan provides a tax-favorable vehicle for deferring non-employee directors’ cash compensation. The investment options under the Plan have not been altered from the prior version of the Plan. Under the Plan, a participating non-employee director may defer from 25% to 100% of his or her cash compensation, in increments of 25%. No contributions will be made by King. Deferral elections (amounts to be deferred and the timing of later payouts) must be made prior to the year in which the compensation to be deferred is earned. Payouts will be made in a lump sum or installment payments over a two to ten year period, as previously elected by the participant, triggered by the participant’s end of service as a director.
     Amendments to the Plan relate principally to the requirements of Section 409A of the Internal Revenue Code (“Section 409A”). For example, the amended and restated Plan makes clear that account balances may be paid to a participant in a single lump sum payment in the event the participant suffers a disability. Also, whereas the prior version of the Plan allowed the participant to withdraw at any time all or part of his or her account balances, subject to a 10% penalty, participants are no longer able to take voluntary withdrawals from their accounts.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan attached hereto as Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 29, 2007, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of King approved base salary increases for several of King’s executive officers, effective January 1, 2008, in recognition of their contributions to King during 2007. These changes were as follows:

Officer	Current Salary	Adjusted Salary	Difference
Joseph Squicciarino	$511,434	$552,000	$40,566
James W. Elrod	$375,200	$431,500	$56,300
Stephen J. Andrzejewski	$395,200	$411,000	$15,800
Eric J. Bruce	$395,200	$411,000	$15,800
     On November 29, 2007, the Committee also approved a revised Form of Restricted Stock Grant Agreement, attached hereto as Exhibit 10.2, to be used pursuant to the King Pharmaceuticals, Inc. Incentive Plan. This form of agreement was used when retention grants of 100,000 shares each were made to James W. Elrod and Eric G. Carter on November 29, 2007.
Item 8.01. Other Events.
     On December 3, 2007, King issued a press release reporting that its petition for rehearing and rehearing en banc of a decision regarding the validity of a patent for King’s product Altace® (ramipril) was denied by the U.S. Court of Appeals for the Federal Circuit. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
              (d) Exhibits

10.1	Amended and Restated King Pharmaceuticals, Inc. Non-Employee Directors’ Deferred Compensation Plan.

10.2	Form of Restricted Stock Grant Agreement.

99.1	Press release of King dated December 3, 2007 regarding denial of petition for rehearing and rehearing en banc in connection with litigation regarding Altace®.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2007	KING PHARMACEUTICALS, INC.
	By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Amended and Restated King Pharmaceuticals, Inc. Non-Employee Directors’ Deferred Compensation Plan.

99.1	Press release of King dated December 3, 2007 regarding denial of petition for rehearing and rehearing en banc in connection with litigation regarding Altace®.